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                                                                Exhibit 10








                                                       July 22, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:    Exhibit 10, Form N-1A
                Calvert New World Fund, Inc.
                File numbers:  33-87744 and 811-8924


Ladies and Gentlemen:

         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-Effective Amendment No. 3 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert New World Fund, Inc. (the "Fund"), including its Articles of Incorporation, other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, or authorities as I deemed necessary to form the basis of this opinion.

         I therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Fund's
Post-Effective Amendment No. 3 to its Registration Statement.


                                                       Sincerely,



                                                       /s/William M. Tartikoff
                                                       William M. Tartikoff
                                                       General Counsel